UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2016

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

(386) 462-6800

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2016, AxoGen, Inc., a Minnesota corporation (the “Company”), entered into a certain underwriting agreement (the “Underwriting Agreement”) with JMP Securities LLC, as representative of the several underwriters (collectively, the “Underwriters”), to issue and sell 2,333,334 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), in an underwritten registered public offering (the “Offering”) at an offering price of $7.50 per Share.  Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 350,000 Shares, which the Underwriters exercised in full on October 7, 2016.  Five of the Company’s directors and officers purchased an aggregate of approximately 32,666 Shares in the Offering and such purchases were made on the same terms and conditions as purchases by the public in the Offering.

The Offering closed on October 13, 2016, and the Company received net proceeds of approximately $18.62 million from the sale of 2,683,334 Shares, which includes the additional 350,000 Shares, after deducting the underwriting discounts and commissions and estimated offering expenses.  The Company intends to use the net proceeds from this Offering for general working capital purposes and expanded development of nerve repair markets and products.  However, the Company’s management will retain broad discretion over the allocation of the net proceeds.

The Offering was pursuant to a prospectus supplement dated October 7, 2016, which was filed with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-207829) that was filed with the Commission on November 5, 2015 and declared effective on December 11, 2015 and the related prospectus dated December 11, 2015.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.  In addition, subject to certain exceptions, the Company and its officers, directors and certain beneficial owners of 5% or more of the Company’s securities have agreed not to offer, sell, transfer or otherwise dispose of any Shares during the 90-day period following the Offering.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.  The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company.  Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

A copy of the legal opinion and consent of DLA Piper LLP (US) relating to the Offering is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events

The full text of the press releases announcing the proposed Offering on October 6, 2016, the pricing of the Offering on October 7, 2016 and the closing of the Offering on October 13, 2016 are attached as Exhibits 99.1, 99.2 and 99.3 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement by and between the Company and JMP Securities LLC, dated October 7, 2016.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release of the Company dated October 6, 2016.

99.2	Press Release of the Company dated October 7, 2016.

99.3	Press Release of the Company dated October 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: October 13, 2016	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
General Counsel & Senior VP of Business Development

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement by and between the Company and JMP Securities LLC, dated October 7, 2016.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

99.1	Press Release of the Company dated October 6, 2016.

99.2	Press Release of the Company dated October 7, 2016.

99.3	Press Release of the Company dated October 13, 2016.